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                                   EXHIBIT 4.7

                               INPUT/OUTPUT, INC.
                      NON-EMPLOYEE DIRECTORS' RETAINER PLAN

         WHEREAS, the Board of Directors (the "Board") deems it to be in the best interest of Input/Output, Inc., a Delaware corporation (the "Company"), to permit the members of the Board of Directors of the Company who are not employees of the Company to receive all or any portion of their annual retainer from the Company for service as director in shares of common stock, par value $0.01 per share, of the Company ("Common Stock");

NOW, THEREFORE, BE IT

                 RESOLVED, at the direction of the Board, the Company shall pay an annual stipend of $15,000, as such amount may be amended from time to time at the discretion of the Board, to each director who is not an employee of the Company (each, a "Non-Employee Director"); furthermore, each Non-Employee Director serving as chairman of a standing committee of the Board shall be entitled to receive an additional annual stipend of $3,000, as such amount may be amended from time to time at the discretion of the Board, for such service in such capacity; such annual stipend amounts (and any such other amount(s), as determined from time to time by the Board) payable to each Non-Employee Director are herein referred to (collectively, where applicable) as the "Annual Retainer" for that director; and, be it

                 FURTHER RESOLVED, that effective for calendar years beginning on or after January 1, 2001, and subject to the following terms and conditions, each Non-Employee Director may elect that all or any designated portion of his Annual Retainer be paid to him in shares of Common Stock ("Shares") in lieu of cash:


                           (i) Each Non-Employee Director
                  desiring to receive Shares must elect and designate (each an "Election") on or before the last day of each calendar year which, if any, portion of his Annual Retainer (expressed in whole dollars) for the succeeding calendar year will be paid to him in Shares; provided however, that for the Annual Retainer to be paid with respect to the seven months commencing June 1, 2001, such Election may be made on or before May 15, 2001; and that for any newly-elected or newly-appointed Non-Employee Director, such initial Election may be made within ten (10) days after his becoming a member of the Board; any such Election so made shall remain in effect with respect to such calendar year and for subsequent calendar years unless and until that Election is revoked or modified prior to January 1st of the particular calendar year as to which such revocation or modification pertains;


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                           (ii) The Company shall cause to be
                  issued to each Non-Employee Director who has made an Election and who has continued to hold office for the portion of the calendar year through the date of payment of the Annual Retainer, a stock certificate representing Shares equal to (i) the designated portion of the Annual Retainer to be paid in Shares divided by (ii) the Fair Market Value (as defined below) per Share as of the close of business on the payment date; such issuance shall be made within ten
                  (10) business days after such payment date, whereupon the Non-Employee Director shall become a stockholder of the Company with respect to such Shares;

                           (iii) The payment date of the Annual
                  Retainer for each year shall be the date of the Annual Meeting of the Stockholders of the Company, except for the year beginning January 1, 2001, in which case, the payment date shall be May 15, 2001;

                           (iv) No fractional Shares shall be
                  issued to any Non-Employee Director; any fraction of a Share resulting from any Election shall be paid in cash; and

                           (v) Any Shares to be issued to
                  Non-Employee Directors pursuant to these resolutions shall be transferred from the available shares of Common Stock held in the treasury of the Company; and, be it

                  FURTHER RESOLVED, that for purposes of these resolutions:

                           (i) the "Proper Officers" shall
                  mean any of the Company's Chief Executive
                  Officer, President and any Vice President;
                  and


                           (ii) "Fair Market Value" shall mean
                  the per share fair market value of Common
                  Stock as determined by such methods or
                  procedures as shall be established from time to time by the Committee; unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Common Stock as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange or national quotation service on which the Common Stock is principally traded or quoted, for the last preceding date on which there was


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                  a sale of such Common Stock on such exchange
                  or quoted on such quotation service, or (ii) if the shares of Common Stock are then traded in an over-the-counter market for which closing price information is not generally available, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or national quotation service or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine; and, be it

                  FURTHER RESOLVED, that the arrangement covered by these resolutions shall be referred to as the "Input/Output, Inc. Non-Employee Directors' Retainer Plan;" (the "Plan") and that the approval of such Plan by the Board shall be deemed the approval by the board of directors of the issuer of the transactions involving grants, awards or other acquisitions from such issuer as prescribed under Rule 16b-3(d)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934; and, be it

                  FURTHER RESOLVED, that the Proper Officers be and hereby are authorized and directed to reserve for issuance under the Plan, pursuant to the terms and subject to the conditions set forth in the Plan, 100,000 shares of Common Stock; and, be it

                  FURTHER RESOLVED, that the Board of Directors of the Company may cancel, terminate, amend or modify the Plan in any respect at any time for any reason, provided that any such termination, amendment or modification to the Plan shall not adversely affect in any material way any outstanding Election in effect for the then-current calendar year, without the written consent of such electing Non-Employee Director; and, be it

                  FURTHER RESOLVED, that the Proper Officers be and hereby are authorized to prepare or cause to be prepared, to execute on behalf of the Company and to file a registration statement on Form S-8 (together with schedules and exhibits thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Act"), 100,000 shares (the "Shares") of Common Stock issuable or deliverable from time to time under the Plan; that the Proper Officers and directors of the Company be and hereby are authorized and directed to prepare or cause to be prepared, to execute and to file with the Commission any and all necessary amendments to the Registration Statement required under the Act, together with all exhibits and documents or supplemental information relating thereto, all in such form as may be approved by the officers and directors of the Company executing the same; and that any such action heretofore taken in connection therewith be and hereby is approved, adopted, ratified and confirmed; and, be it

                  FURTHER RESOLVED, that each officer and director of the Company required to execute the Registration Statement or any amendment(s) thereto to be filed with the Commission be and hereby are authorized to execute a power of attorney appointing Messrs. Timothy J. Probert or C. Robert Bunch, or either of


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         them, as his true and lawful attorneys to do any and all acts and things in his name and on his behalf in his capacity as a director or officer, and to execute any and all instruments for him and in his name, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Act, and any rules, regulations and requirements of the Commission, in connection with the filing of the Registration Statement, including specifically without limitation, power and authority to sign any and all amendments thereto for him; and that any such action heretofore taken in connection therewith be and hereby is approved, adopted, ratified and confirmed; and, be it

                  FURTHER RESOLVED, that C. Robert Bunch be and hereby is appointed the Company's agent for service in connection with the registration of the Shares under the Act as contemplated by the foregoing resolutions; and, be it

                  FURTHER RESOLVED, that the Proper Officers be and hereby are authorized and directed to take any and all actions which any one or all of them may deem necessary or advisable to effect the registration or qualification of all or part of the Shares for offer and sale under the securities or Blue Sky laws of any of the states or territories of the United States of America, and in connection therewith, to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, consents to service of process or appointments of the state or other appropriate officials for the purpose of receiving and accepting service of process on the Company and such other documents as may be required under such laws, and to take any and all further actions which they may deem necessary or advisable to maintain any such registration or qualification for as long as they deem the same to be in the best interest of the Company; and that any such action heretofore taken in connection therewith be and hereby is approved, adopted, ratified and confirmed; and, be it

                  FURTHER RESOLVED, that the form of any additional resolution required in connection with the appropriate qualification or registration of the Shares for offer and sale under such securities or Blue Sky laws be and hereby is approved and adopted; provided that the Proper Officers, on the advice of counsel, consider the adoption thereof necessary or advisable, in which case, the Secretary of the Company is hereby directed to insert as an appendix hereto a copy of such resolution, which shall thereupon be deemed to have been adopted by this Board of Directors with the same force and effect as if it were set out verbatim herein; and, be it

                  FURTHER RESOLVED, that the Proper Officers, and such other appropriate officers of the Company, be and hereby are authorized and directed to make, execute, provide and deliver any and all documents, applications, certificates, representations, payments, notices and other instruments, agreements and documents, and to take any and all other action which, in the opinion of the Proper Officers, are or may be necessary, advisable or appropriate

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         in connection with, or to consummate any of the transactions contemplated in the foregoing resolutions, all of which actions to be taken, or previously taken, be and hereby are ratified and confirmed in all respects.